www.interclick.com
NASDAQ: ICLK

New York

646 395 1812 P	Chicago	San Francisco	Los Angeles	Miami

11 West 19th Street	100 W Kinizie Street	111 Pine Street	3000 Ocean Park Blvd	4800 T-Rex Avenue
10th floor	Suite 275	Suite 1620	Suite 1010	Suite 120
New York, NY 10011	Chicago, IL 60654	San Francisco, CA 94111	Santa Monica, CA 90405	Boca Raton, FL 33431

interclick Announces Q1 Results

Revenue Increases 67% Year-Over-Year
EBITDA Grows 158% on Higher Gross Margins and Operating Income

NEW YORK – May 10, 2011 – interclick, inc. (NASDAQ: ICLK) announced today its financial results for the first quarter ended March 31, 2011.

Summary Results
$ in millions (except per share amounts); Unaudited

	Q1 2011	Q1 2010	Growth

Revenue	$23.8	$14.2	67%
Gross profit	$11.1	$6.4	74%

EBITDA	$1.8	$0.7	158%

Operating expenses	$10.7	$6.7	60%
Operating income (loss)	$0.4	$(0.3)	nm
Other expense	$(0.2)	$(0.5)	66%
Income tax (expense) benefit	$(0.1)	$1.1	nm
Net income	$0.1	$0.2	-47%

Earnings per share - diluted	$0.00	$0.01	-100%

See reconciliation of non-GAAP measure on attached tables.

Q1 financial highlights include the following:

•	Results exceeded the Company’s most recent guidance.
•	Revenue was $23.8 million, an increase of 67% year-over-year.
•	Growth was driven by an increase in the number of clients seeking interclick’s solution and higher average revenue per advertising campaign.
•	Gross profit margin was 46.7%, versus 44.9% in Q1 2010, due to effective supply chain management and favorable market conditions.
•	EBITDA was $1.8 million, up 158% year-over-year.
•	EBITDA margin was 7.5%, versus 4.8% in Q1 2010.
•	Operating income was $0.4 million, versus a loss of ($0.3 million) in Q1 2010.

“We’re very encouraged by what we were able to accomplish in Q1,” said Michael Katz, CEO of interclick, “From a sales, operating, and tech perspective, we are confident in our ability to deliver on the promise of an exceptional 2011.”

www.interclick.com
NASDAQ: ICLK

New York

646 395 1812 P	Chicago	San Francisco	Los Angeles	Miami

11 West 19th Street	100 W Kinizie Street	111 Pine Street	3000 Ocean Park Blvd	4800 T-Rex Avenue
10th floor	Suite 275	Suite 1620	Suite 1010	Suite 120
New York, NY 10011	Chicago, IL 60654	San Francisco, CA 94111	Santa Monica, CA 90405	Boca Raton, FL 33431

The Company capitalized approximately $0.5 million of Technology Support costs attributable to the development of internal-use software in Q1 2011, as compared to $0 in the prior year period.  Operating expenses included $0.7 million in legal litigation costs in Q1 2011.  Such legal costs were not incurred in the year-ago period and are not part of the Company’s normal cost structure.

interclick recorded net income of $0.1 million, or $0.00 per diluted share in Q1 2011, compared to $0.2 million, or $0.01 per diluted share in Q1 2010.  The prior year period was favorably impacted by a tax benefit of $1.1 million.

The Company ended the quarter with $12.2 million in cash and cash equivalents, of which $0.8 million is restricted.  As of March 31, 2011, interclick had 24.5 million shares outstanding and 31.1 million fully-diluted shares outstanding.  Dilutive securities included 5.7 million stock options at an average exercise price of $3.10, and approximately 870,000 warrants at an average exercise price of $3.67.

Business Outlook

The Company estimates 2011 revenue and EBITDA will be approximately $140 million and $19 million, growing year-over-year by 38% and 40% respectively.  For Q2 2011, the Company estimates revenue and EBITDA will be approximately $29 million and $2.5 million, respectively.

Conference Call

interclick will host a conference call to discuss its first quarter financial results and business outlook on Tuesday, May 10, 2011, at 4:30 p.m. (Eastern Time).  The conference call can be accessed by dialing toll-free (877) 638-4561 (U.S.) or (720) 545-0002 (international).  A live audiocast of the conference call can be accessed from the Company’s website at http://ir.interclick.com/events.cfm.  A replay of the audiocast will be available through May 10, 2012.

www.interclick.com
NASDAQ: ICLK

New York

646 395 1812 P	Chicago	San Francisco	Los Angeles	Miami

11 West 19th Street	100 W Kinizie Street	111 Pine Street	3000 Ocean Park Blvd	4800 T-Rex Avenue
10th floor	Suite 275	Suite 1620	Suite 1010	Suite 120
New York, NY 10011	Chicago, IL 60654	San Francisco, CA 94111	Santa Monica, CA 90405	Boca Raton, FL 33431

Non-GAAP Financial Measure

interclick uses a non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Management believes that the non-GAAP financial measure provides meaningful supplemental information regarding performance and liquidity by excluding certain expenses that may not be indicative of the performance of our core cash operations. interclick believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. interclick believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, interclick uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, amortization (including stock-based compensation), and other income and expense of a non-operating nature.  interclick, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA. Since an outside investor may base its evaluation of interclick's performance on interclick's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance or liquidity, as determined under GAAP.

To comply with Regulation G of the Securities and Exchange Commission, interclick attached to this press release, and will post to its website at http://ir.interclick.com/index.cfm, a reconciliation of the non-GAAP measure to the nearest comparable GAAP measure that is presented in this release.

About interclick

interclick, inc. (NASDAQ: ICLK) is a technology company providing solutions for data-driven advertising.  Combining scalable media execution capabilities with analytical expertise, interclick delivers exceptional results for marketers.  The Company’s proprietary Open Segment Manager (OSM) platform organizes and valuates billions of data points daily to construct the most responsive digital audiences for major digital marketers.  For more information, visit http://www.interclick.com.

www.interclick.com
NASDAQ: ICLK

New York

646 395 1812 P	Chicago	San Francisco	Los Angeles	Miami

11 West 19th Street	100 W Kinizie Street	111 Pine Street	3000 Ocean Park Blvd	4800 T-Rex Avenue
10th floor	Suite 275	Suite 1620	Suite 1010	Suite 120
New York, NY 10011	Chicago, IL 60654	San Francisco, CA 94111	Santa Monica, CA 90405	Boca Raton, FL 33431

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including first quarter and full year 2011 revenue, EBITDA and EPS outlook and growth.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “projects,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010.  Any forward-looking statement speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time-to-time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact	Investor Relations Contact

Roger Clark, CFO	Brett Maas, Hayden IR
(646) 395-1776	(646) 536-7331
roger.clark@interclick.com	brett@haydenir.com

*   *   *

interclick, inc. and Subsidiary
Condensed Consolidated Balance Sheets
Unaudited	March 31, 2011	December 31, 2010

Current assets:
Cash and cash equivalents	$11,435,601	$12,450,650
Short-term investment	498,816	498,132
Restricted cash	500,379	500,388
Accounts receivable, net of allowance	35,934,447	44,517,434
Deferred taxes, current portion	458,346	457,185
Prepaid expenses and other current assets	1,487,394	763,680
Total current assets	50,314,983	59,187,469

Restricted cash	297,119	296,610
Property and equipment, net	3,460,474	2,283,721
Intangible assets, net	669,089	263,333
Goodwill	7,909,571	7,909,571
Investment in available-for-sale securities	609	609
Deferred line of credit costs, net	91,239	106,732
Deferred taxes, net of current portion	2,753,966	2,715,655
Other assets	207,573	207,573
Total assets	$65,704,623	$72,971,273

Current liabilities:
Accounts payable	$11,651,490	$20,147,129
Accrued expenses	3,368,173	4,772,188
Line of credit payable	8,500,000	8,500,000
Obligations under capital leases, current portion	911,580	483,583
Deferred rent, current portion (includes cease-use liability)	126,204	89,325
Total current liabilities	24,557,447	33,992,225

Obligations under capital leases, net of current portion	1,716,586	932,451
Deferred rent (includes cease-use liability)	596,091	630,124
Total liabilities	26,870,124	35,554,800

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	24,508	24,065
Additional paid-in capital	47,934,314	46,626,284
Accumulated deficit	(9,124,323)	(9,233,876)
Total stockholders’ equity	38,834,499	37,416,473

Total liabilities and stockholders’ equity	$65,704,623	$72,971,273

interclick, inc. and Subsidiary	For the Three	For the Three
Condensed Consolidated Statements of Operations	Months Ended	Months Ended
Unaudited	March 31, 2011	March 31, 2010

Revenues	$23,786,151	$14,201,857
Cost of revenues	12,681,445	7,819,181
Gross profit	11,104,706	6,382,676

Operating expenses:
General and administrative	5,379,562	3,230,528
Sales and marketing	4,401,424	2,116,714
Technology support	911,084	1,339,578
Amortization of intangible assets	49,615	39,500
Total operating expenses	10,741,685	6,726,320

Operating income (loss)	363,021	(343,644)

Other income (expense):
Interest income	2,351	8,868
Warrant derivative liability income	-	21,685
Other than temporary impairment of available-for-sale securities	-	(458,538)
Interest expense (including amortization of deferred line of credit costs)	(182,201)	(102,409)
Total other expense	(179,850)	(530,394)

Income (loss) before income taxes	183,171	(874,038)

Income tax (expense) benefit	(73,618)	1,079,108

Net income	$109,553	$205,070

Earnings per share:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01

Weighted average number of common shares:
Basic	24,036,621	23,608,691
Diluted	25,879,050	25,877,963

Reconciliation of GAAP to non-GAAP measure:

Operating income (loss)	$363,021	$(343,644)
Stock-based compensation	1,161,383	849,582
Amortization of intangible assets	49,615	39,500
Depreciation	201,308	142,962
EBITDA	$1,775,327	$688,400

interclick, inc. and Subsidiary	For the Three	For the Three
Condensed Consolidated Statements of Cash Flows	Months Ended	Months Ended
Unaudited	March 31, 2011	March 31, 2010

Cash flows from operating activities:
Net income	$109,553	$205,070
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	1,161,383	849,582
Other than temporary impairment of available-for-sale securities	-	458,538
Accrued interest income	(1,183)	-
Depreciation and amortization of property and equipment	201,308	142,962
Amortization of intangible assets	49,615	39,500
Recovery of bad debts	-	(93,142)
Amortization of deferred line of credit costs	15,493	-
Deferred tax benefit	(24,127)	(1,684,957)
Change in warrant derivative liability	-	(21,685)
Amortization of debt discount	-	3,388
Excess tax benefits from stock-based compensation	(15,345)	-
Changes in cash and cash equivalents attributable to	-
changes in operating assets and liabilities:
Accounts receivable	8,582,987	6,451,620
Prepaid expenses and other current assets	(723,714)	105,674
Other assets	-	(15,394)
Accounts payable	(8,495,641)	(3,674,840)
Accrued expenses	(1,404,015)	(1,218,173)
Deferred rent	2,846	18,958
Net cash provided by (used in) operating activities	(540,840)	1,567,101

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	-	11,249
Transfers to restricted cash	-	(1,291,746)
Purchases of property and equipment	(69,527)	(439,219)
Costs incurred for development of internal use software	(455,371)	-
Net cash used in investing activities	(524,898)	(1,719,716)

Cash flows from financing activities:
Repayments of former line of credit, net	-	(3,248,594)
Proceeds from stock options exercised	131,745	80,000
Principal payments on capital leases	(96,401)	(7,561)
Excess tax benefits from stock-based compensation	15,345	-
Net cash provided by (used in) financing activities	50,689	(3,176,155)

Net decrease in cash and cash equivalents	(1,015,049)	(3,328,770)

Cash and cash equivalents at beginning of period	12,450,650	12,653,958

Cash and cash equivalents at end of period	$11,435,601	$9,325,188

Supplemental disclosure of cash flow information:

Interest paid	$131,409	$131,470
Income taxes paid	$517,791	$576,583

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$1,308,533	$465,600
Leasehold improvements increased for deferred rent	$-	$83,070